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Exhibit 5.1

        [Letterhead of Sutherland Asbill & Brennan LLP]

May 27, 2010

Oglethorpe Power Corporation
2100 East Exchange Place
Tucker, Georgia 30084-5336

Ladies and Gentlemen:

        We have acted as counsel to Oglethorpe Power Corporation (An Electric Membership Corporation), a Georgia electric membership corporation (the "Company"), in connection with the offering, on a delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of up to $1,000,000,000 in aggregate principal amount of first mortgage bonds (the "Securities"). This offering will be made pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act (the "Registration Statement"). The Registration Statement provides that the Securities may be offered from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a "Prospectus Supplement") to the final prospectus included in the Registration Statement at the time it becomes effective (the "Prospectus").

        The Securities will be issued in one or more series pursuant to an Indenture, dated as of March 1, 1997, as amended and supplemented (the "Indenture"), entered into by and between the Company and U.S. Bank National Association, successor to SunTrust Bank (formerly SunTrust Bank, Atlanta), as trustee (the "Trustee").

        As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies of the following:

  (i)
  The Restated Articles of Incorporation of the Company, certified as of the date hereof by an officer of the Company (the "Articles of Incorporation");

  (ii)
  The Bylaws of the Company, certified as of the date hereof by an officer of the Company (the "Bylaws");

  (iii)
  A Certificate of Existence issued by the Georgia Secretary of State with respect to the Company as of a recent date (the "Certificate of Existence");

  (iv)
  Resolutions of the Board of Directors of the Company (the "Board") relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement and the authorization, execution and delivery of the Indenture; and

  (v)
  The Indenture.

        As to certain matters of fact relevant to the opinion in this opinion letter, we have relied on a certificate of an officer of the Company. We have also relied on certificates of public officials. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

        For purposes of our opinion in this opinion letter, we have assumed that: (a) each document that we have reviewed is accurate and complete, is either an authentic original or a copy that conforms to an authentic original, and the signatures on it are genuine; (b) each governmental or officer's certificate has been properly issued and that it is accurate, complete and authentic (and we have assumed that such certificates remain accurate on the date of this letter); (c) all natural persons have sufficient legal capacity; and (d) the accuracy and completeness of all corporate records made available to us by the Company.

        In rendering our opinion, we have assumed that (i) the Trustee is duly organized and validly existing in good standing in its jurisdiction of organization, (ii) the Trustee has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Indenture, and (iii) that the Indenture constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. We have not independently investigated or verified any of the foregoing assumptions.

        In rendering our opinion, we have further assumed that (i) the issuance, offer and sale of Securities from time to time and the final terms and conditions of the Securities to be so issued, offered and sold, including those relating to price and amount of Securities to be issued, offered and sold, (a) are in accordance with the Indenture and have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Company's Articles of Incorporation and Bylaws, (b) are consistent with the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (ii) the Securities have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee, in each case, in accordance with the Indenture, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof, (iii) the Indenture is qualified under the Trust Indenture Act of 1939, as amended, (iv) the Certificate of Existence remains accurate and (v) the Registration Statement has become effective under the Securities Act and remains effective at the time of any offer or sale of the Securities.

        Based upon and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that the Securities will, when issued, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

        This opinion letter is limited in all respects and matters to the contract law of the State of Georgia, as in effect on the date hereof, and we express no opinion herein as to any matters governed by any other laws of the State of Georgia or any other jurisdictions, including the applicability or effect thereof. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance or sale of the Securities. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

        The opinion expressed in this opinion letter is subject, as to enforcement, to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, and (iii) any implied covenants of good faith and fair dealing.

        The opinion expressed in this opinion letter (a) is strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (b) is only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the effective date of this Registration Statement, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the "Legal Matters" section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,
/s/ Sutherland Asbill & Brennan LLP Sutherland Asbill & Brennan LLP

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  Exhibit 5.1